UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2012

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, SC	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Included in the press release listed below is an announcement that the Registrant plans to hold a conference call and webcast at 9:00 a.m., Eastern Time, on Tuesday, October 9, 2012, to discuss its acquisition of INUS Technology, Inc. (“INUS”) as further described below.  A copy of the press release, which contains additional information regarding how to access the conference call and webcast and how to listen to a recorded playback of the call after it is completed, is attached as Exhibit 99.1 to this Current Report on From 8-K.  The slides to be presented on the webcast are attached as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.  The information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On October 9, 2012, the registrant completed a non-material acquisition of INUS, a Seoul, South Korea-based provider of 3D scan-to-CAD and inspection software tools known as Rapidform.

The acquisition of Rapidform provides a cornerstone of the registrant’s fifth growth initiative:  to create a seamless, digital scan, design and print platform for the benefit of its customers.  The registrant expects the acquisition of Rapidform to broaden its range of capabilities with complementary products and technology and to extend its coverage and breadth globally.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 9, 2012 regarding acquisition of INUS Technology, Inc.

99.2	Webcast slides dated October 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: October 9, 2012
/s/ ANDREW M. JOHNSON
(Signature)
Name: Andrew M. Johnson
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	3D Systems Press Release dated October 9, 2012 regarding acquisition of INUS Technology, Inc.

99.2	Webcast slides dated October 9, 2012.